Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-173542) of Overland Storage, Inc. (the “Company”) of our report dated November 8, 2013, with respect to the consolidated financial statements of Tandberg Data Holdings S.à r.l., which report appears in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 19, 2013, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

February 12, 2014